Exhibit 99.1

AMD:

PR Contact: Drew Prairie, (512) 602-4425, Drew.Prairie@amd.com

IR Contact:  Ruth Cotter, (408) 749-3887, Ruth.Cotter@amd.com

Intel:

Chuck Mulloy (408) 765-3584 chuck.mulloy@intel.com

Reuben Gallegos (408) 765-5374   reuben.m.gallegos@intel.com

AMD and Intel Announce Settlement of All Antitrust and IP Disputes

SUNNYVALE/SANTA CLARA, Calif. – Nov. 12, 2009 – Intel Corporation and Advanced Micro Devices (NYSE: AMD) today announced a comprehensive agreement to end all outstanding legal disputes between the companies, including antitrust litigation and patent cross license disputes.

In a joint statement the two companies commented, “While the relationship between the two companies has been difficult in the past, this agreement ends the legal disputes and enables the companies to focus all of our efforts on product innovation and development.”

Under terms of the agreement, AMD and Intel obtain patent rights from a new 5-year cross license agreement, Intel and AMD will give up any claims of breach from the previous license agreement, and Intel will pay AMD $1.25 billion.  Intel has also agreed to abide by a set of business practice provisions.  As a result, AMD will drop all pending litigation including the case in U.S. District Court in Delaware and two cases pending in Japan.  AMD will also withdraw all of its regulatory complaints worldwide.  The agreement will be made public in filings with the Securities and Exchange Commission.

Editors’ Notes

AMD will conduct a media and analyst call at 7am PST.
Participant Dial-In Number(s):
US/Canada Dial-In:  (866) 766-4082
Int'l/Local Dial-In:  (678) 401-0688
Conference ID: 1413480

Intel  will conduct a media and analyst call at 8am PST.
Participant Dial-In Number(s):
US/Canada Dial-in:  (877) 236-2192
Int'l/Local Dial-In:   (816) 249-4176
Conference ID: 41626993
*An audio webcast is also available at www.INTC.com

About AMD
Advanced Micro Devices (NYSE: AMD) is an innovative technology company dedicated to collaborating with customers and technology partners to ignite the next generation of computing and graphics solutions at work, home and play. For more information, visit http://www.amd.com.

About Intel

Intel (NASDAQ: INTC), the world leader in silicon innovation, develops technologies, products and initiatives to continually advance how people work and live. Additional information about Intel is available at www.intel.com/pressroom and blogs.intel.com.